UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2014 (January 16, 2014)

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On January 16, 2014, Southwest Bancorp, Inc. (the “Company”) issued a press release announcing the execution of agreements to sell community branch banks in Anthony, Harper, and Overland Park, Kansas.

The execution of the agreements will be discussed on the Company’s upcoming conference call to discuss the Company’s fourth quarter 2013 results, which will be released after the market closes on Tuesday, January 21, 2014.  The conference call will be hosted by Southwest Bancorp, Inc. President & CEO Mark Funke and CFO Joe Shockley on Wednesday, January 22, 2014, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may access the call be telephone at 888-317-6016 (toll-free) or 412-317-6016 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.

This call is being webcast and can be accessed via a live Internet audio broadcast at Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb140122.html.  Southwest will also post presentation slides on its website to be addressed by management during the call.  The slides will be available for download on Southwest’s website approximately one hour before the start of the call.

The webcast will be archived on www.oksb.com beginning one hour after the call and will remain accessible for two weeks.  A replay of the conference call can be accessed via telephone by dialing 877-344-7529 (toll-free) or 412-317-0088 (international) and entering conference number 10038921.  Telephone replay access is available until 9:00 a.m. Eastern Time on February 6, 2014.

The press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits:

99.1:Press Release dated January 16, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2014

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President & Chief Executive Officer

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated January 16, 2014	Filed herewith electronically